SCHEDULE 14A INFORMATION

              Proxy Statement Pursuant to Section 14(a) of the
              Securities Exchange Act of 1934
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                               Mainspring, Inc.

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               (Name of Registrant as Specified In Its Charter)

                  International Business Machines Corporation

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     The following is the text of a joint press release issued by Mainspring and IBM on April 19, 2001:

                IBM ACQUIRES MAINSPRING TO ENHANCE ITS BUSINESS
                         STRATEGY CONSULTING SERVICES

        -Acquisition to Strengthen IBM's Integrated Service Offerings-

SOMERS, NY and CAMBRIDGE, MA, April 19, 2001 -- IBM and Mainspring today announced IBM's agreement to acquire Mainspring (Nasdaq:MSPR), a digital business strategy consulting firm based in Cambridge, Massachusetts. This acquisition will strengthen IBM's business strategy consulting capabilities in its Global Services division and will accelerate IBM's focus on providing clients with fully-integrated consulting capabilities from business strategy through IT implementation services.

Under terms of the agreement, IBM will pay $4 per share in cash for all outstanding Mainspring common stock in a merger transaction estimated in excess of $80 million. John M. Connolly, current Mainspring Chairman, President and CEO will become the General Manager and Global Head of the e-Business Strategy and Change Practice within Business Innovation Services, the consulting arm of IBM Global Services. In his new position at IBM, Connolly will report to Tom Hawk, General Manager for Business Innovation Services, Americas, IBM Global Services. The closing for this transaction is anticipated to occur by mid-June 2001, subject to governmental reviews and shareholder approvals. Shareholders holding over 50% of the shares outstanding have agreed to vote in favor of the transaction.

Founded in the summer of 1996 and public since July of 2000, Mainspring has more than 60 clients which are part of the "Global 2000." Mainspring, with offices in Cambridge, New York and Chicago, provides clients with core digital business strategy consulting services as well as Mainspring Direct, a differentiated intellectual capital service delivering fact-driven strategic studies on critical e-business issues across a variety of industries. Mainspring's additional offering is its Executive Council, a forum comprised exclusively of senior executives, which meets on a quarterly basis to exchange best practices around digital business solutions.

"This acquisition will expand our business strategy capabilities so we can address increasing market demands for integrated business consulting and IT implementation services," said Tom Hawk, General Manager for Business Innovation Services, Americas, IBM Global Services. "Mainspring is truly differentiated in the digital strategy sector, and the company has a unique approach that fuses business strategy, technology architecture and a deep understanding of how customers interact with online and offline businesses."

Both organizations will benefit from this acquisition. Mainspring will gain access to global markets and the strength and resources of IBM. "The acquisition will enhance IBM's business consulting capabilities, and the synergy between Mainspring and IBM will increase our combined capabilities in working with CEOs around the world on e-business strategies," added Frank Roney, General Manager for Business Innovation Services in IBM Global Services.

"IBM's agreement to acquire Mainspring highlights the quality of our people, our work and our approach," said Connolly, CEO of Mainspring. "We look forward to working with the unmatched strength and resources of the world's largest consulting services organization as we engage with the Global 2000."

In conjunction with this announcement, Mainspring will conduct a conference call with the financial community at 6:00 p.m. ET. This conference call will be available via webcast at www.mainspring.com.

Mainspring (Nasdaq:MSPR) is a leading strategy consulting firm that partners with Global 2000 companies to develop and commercialize digital business strategies. Mainspring helps Global 2000 companies develop profitable online and offline business strategies by exploiting new markets, new business models and new technologies. With expertise in four vertical areas, Mainspring works with clients in Financial Services; Retail and Consumer Goods; Technology, Communications, and Media; and Industrial and Life Sciences.


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                                                                          3

Mainspring is headquartered in Cambridge with additional offices in New York and Chicago. For more information about Mainspring, please visit www.Mainspring.com.

IBM Global Services is the world's largest information technology services provider, with nearly 150,000 professionals serving customers in 160 countries and annual revenue of more than $33 billion (2000). IBM Global Services integrates IBM's broad range of capabilities -- services, hardware, software and research -- to help companies of all sizes realize the full value of information technology. For more information, visit: www.IBM.com/services.

--------------------------------------

Any statements contained in this press release that do not describe historical facts, including, without limitation, statements regarding the success of the Company's transaction and its benefits to clients, may constitute forward looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties.

The factors that could cause actual future results to differ materially from current expectations include but are not limited to: the risk that the merger may not be consummated in a timely manner, if at all, risks relating to the retention of employees and other risks detailed in the Company's filings with the SEC, including those appearing in the Company's current SEC filings. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

                                    ###


Mainspring Investor/Media Contacts:

Lucy Morrison, Director, PR/IR
617-588-0079
lmorrison@mainspring.com

Jeanne MacMillan, Sr. Mgr. PR
617-588-5680
jmacmillan@mainspring.com

IBM Contact:

Jan Butler
IBM Media Relations
914-766-4644
jmbutler@us.ibm.com

Laura Croker
IBM Media Relations
914-766-4529
lcroker@us.ibm.com


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                                                                          4

     The following is the script of a conference call held on April 19, 2001:

MAINSPRING/IBM CONFERENCE CALL

LUCY MORRISON:

Good evening everyone. Today at 4:40, IBM and Mainspring issued a joint press release across businesswire announcing IBM's agreement to acquire Mainspring. You can also find the press release on our web page at www.Mainspring.com as well as on Yahoo and other financial sites.

Today's call will feature John Connolly, Mainspring's President and Chief Executive Officer, Mark Verdi, Mainspring's Chief Financial Officer and Senior Vice President, Finance and Operations; as well as Tom Hawk, Americas leader for Business Innovation Services, the consulting arm of IBM Global Services. But before going any further, we have to remind all of you that our remarks during this conference call today will contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties, including without limitation the risk that the merger may not be consummated in a timely manner, if at all, risks relating to the retention of employees and other risks detailed in our filings with the SEC.

I will now turn the call over to John Connolly, Mainspring's President and Chief Executive Officer.

JOHN CONNOLLY:

Thank you, Lucy. Thank you all for joining us this afternoon and I'm delighted to be joined by Tom Hawk on this call.

I am very pleased to announce that today, IBM and Mainspring announced IBM's agreement to acquire Mainspring in a cash transaction valued at approximately $83 million.

I will detail for you the terms of this acquisition, outline the synergies between the two companies and respond to any questions you might have. We intend to be somewhat brief tonight since full details of the deal will be included in the proxy statement that we expect to file in May.

With that in mind, the terms of the transaction are as follows:

IBM will pay $4 per share in cash for all outstanding Mainspring common stock in a merger transaction valued at approximately $83 million. This price represents a premium of approximately 80% over where our stock has been over the past several weeks. Given the recent volatility in the equity markets and in our sector in particular, we view this as a tremendous value for our shareholders, as I will discuss in more detail shortly.

The closing for this transaction is anticipated to occur by mid-June 2001, upon governmental and shareholder approvals.

As I noted a moment ago, we think that this acquisition is terrific for our shareholders. As you all know, the current environment in professional services has dramatically shifted over the last six months. The nature of the work demanded by the Global 2000 has shifted from simple online businesses and stand-alone initiatives to extremely complex, enterprise-wide global solutions such as e-enabling online and offline organizations seamlessly around the world, and multi-channel strategy. Further, the overarching macroeconomic climate has caused clients to become much more selective in deciding with whom and how they spend their consulting budgets.


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                                                                          5

Recognizing these shifts in both client needs and the macro trends in the economy as a whole, we focused on identifying the appropriate operating model to maximize shareholder value in this market. We considered a host of strategies ranging from augmenting our existing capabilities organically to partnering to being acquired. Ultimately, we believe that the opportunity with IBM was in the best interests of our shareholders due to the shifting needs of our Global 2000 client base.

Since our founding in 1996, we have been approached by many companies--so we have always been highly attuned to the value of this organization. This enabled us to bring great perspective to evaluating the transaction with IBM. We have always had three interrelated criteria in mind: first and foremost, realizing value for our shareholders; second, we have looked for a shared vision of long-term strategy, and third, the professional opportunity for our people. Clearly, in any transaction involving a services business like ours made up of scarce strategy talents from around the world, those criteria are tightly interrelated.

With the IBM transaction we believe we have achieved all three:

We're realizing great value for our shareholders in a tough demand environment and capital market environment with a deal that delivers a cash valuation of $83 million. And for our people, we are providing terrific global opportunities because frankly, that's what they signed up for in joining Mainspring.

Let me close by saying that IBM and Mainspring could have each teamed with a variety of potential partners around the world. We are extremely proud to have made it through IBM's screening process, which I can personally attest is extremely thorough. Basically, during a time when the prognosis for many of our consulting peers is grim, we see this as a huge win, for all of our corporate constituencies, and our shareholders above all.

I will now turn the call over to Tom for some comments and then we'll open the call to Q&A:

TOM HAWK:

I would just like to add that we are extremely excited about this deal as well--which we view as a very key long-term strategic move for IBM.

Mainspring is truly differentiated in the digital strategy sector, and the company's unique approach fusing business strategy, technology architecture and customer experience expertise nicely enhances our current capabilities in these areas.

     This deal expands our business advisory capabilities as we continue to build on our leadership position in addressing the market demands for integrated and global e-business consulting and implementation. We look forward in coming months to working more closely with the Mainspring team on the integration between our two organizations.

JOHN:

Thank you Tom. I will now ask the operator to open the call to Q&A.......

                                     ###

In connection with the merger, Mainspring will be filing a proxy statement with the Securities and Exchange Commission. STOCKHOLDERS OF MAINSPRING ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT MAINSPRING, THE MERGER AND RELATED MATTERS. Investors and security holders can obtain free copies of the proxy statement when it becomes available by contacting Investor Relations, Mainspring, Inc., One Main Street, Cambridge, MA 02142 (Telephone: (617) 588-2300). Investors and security holders will be able to obtain free copies of the proxy statement and other documents


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filed by Mainspring and IBM with the Securities and Exchange Commission in connection with the merger at the SEC's web site at www.sec.gov.

In addition to the proxy statement, IBM and Mainspring file annual, quarterly, and special reports, proxy statements and other information with the SEC, which are available at the SEC's web site at www.sec.gov. You may also read and copy any reports, statements and other information filed by IBM and Mainspring at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC's other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms.

Mainspring, IBM and their respective directors, executive officers and certain members of management and other employees may be deemed to be participants in the solicitation of proxies of Mainspring's stockholders to approve the proposed merger. Such individuals may have interests in the merger, including as a result of holding options or shares of Mainspring stock. A detailed list of the names, affiliations and interests of the participants in the solicitation will be contained in the proxy statement that will be filed by Mainspring with the SEC.

This report may contain projections or other forward-looking statements regarding future events or the future financial performance of IBM and Mainspring. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are neither promises nor guarantees, but involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including without limitation, the risk that the merger may not be consummated in a timely manner, if at all, risks regarding employee retention and other risks detailed in the current filings with the SEC of both IBM and Mainspring, including their most recent filings on Forms 10-K, which include a discussion of these and other important risk factors concerning their respective operations.